Exhibit 99.1
American Locker Announces Resignation of James T. Vanasek from Board of Directors
Grapevine, TX — April 27, 2010 —American Locker Group Incorporated (ALGI.PK) (“American Locker” or the “Company”), announced today that James T. Vanasek resigned as a Director effective April 15, 2010. On April 15, 2010, the board of directors of the Company elected Graeme L. Jack, 42, as a Director of the Company, to serve until the next Annual Meeting of Stockholders of the Company or until his successor is duly elected and qualified. Mr. Jack’s appointment fills the vacancy on the Company’s board of directors left by Mr. Vanasek’s resignation.
In advising the Company of his resignation, Mr. Vanasek indicated that he had joined the board in order to help the Company address specific concerns and that, because he had accomplished his goals in joining the Board, it was an appropriate time to resign as a director.
The Company continues to value its relationship with Mr. Vanasek and intends to seek his advice on relevant issues that may arise from time to time.
Chairman of the Board John E. Harris praised Mr. Vanasek’s tenure by saying, “Mr. Vanasek was the longest tenured director of the company and we will miss his valued input on the board. The board appreciates his continued support as its largest shareholder and is thankful for Mr. Vanasek’s help in identifying Mr. Jack to replace him.”
Mr. Jack is a Senior Vice President with Fifth Third Bank in Chicago, which he joined in 2003. Previously, Mr. Jack was a Corporate Finance Associate with J.P. Morgan and Chase Securities. Mr. Jack earned an MBA from Northwestern University and a B.A. from the University of Illinois.
Chief Executive Officer Allen D. Tilley said, “Graeme Jack’s background in commercial banking and corporate finance will strengthen the Board in these critical areas. The nominating committee was impressed with his experience and thoughtful insights. His service on the Board will make American Locker a better company, which will benefit all shareholders.”
About American Locker Group Incorporated
American Locker is known for its proven reliability, durability and customer service as well as the iconic orange capped key. American Locker is the only locker company to operate a dedicated center to provide prompt and reliable service to their customers. The Company’s products are used by thousands of water parks, theme parks, ski resorts, retailers, law enforcement agencies, and health club operators around the world.
Further information about American Locker is available at:
www.americanlocker.com
Contact:
American Locker Group Incorporated

Paul Zaidins, President, (817) 329-1600
In the interests of providing Company shareholders and potential investors with information regarding the Company, including the Company’s assessment of its and its subsidiaries’ future plans and operations, certain statements included in this press release may constitute forward-looking information or forward-looking statements (collectively, “forward-looking statements”). All statements contained herein that are not clearly historical in nature are forward-looking, and the words “anticipate”, “believe”, “expect”, “estimate” and similar expressions are generally intended to identify forward-looking statements. Actual events or results may differ materially. Although the Company believes that the expectations reflected in the forward-looking statements are reasonable, it cannot guarantee future results, levels of activity, performance or achievement since such expectations are inherently subject to significant business, economic, competitive, political and social uncertainties and contingencies. Many factors could cause the Company’s actual results to differ materially from those expressed or implied in any forward-looking statements made by, or on behalf of, the Company and the foregoing list of important factors is not exhaustive. These forward-looking statements made as of the date hereof disclaim any intent or obligation to update publicly any forward-looking statements, whether as a result of new information, future events or results or otherwise. Company shareholders and potential investors should carefully consider the information contained in the Company’s filings with United States securities administrators at www.sec.gov before making investment decisions with regard to the Company.
Release Summary:
American Locker Group (ALGI.PK) announces the resignation of James T. Vanasek as a Director and the appointment of Graeme L. Jack as a Director.
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